CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 9 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 19, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report to Shareholders of Legg Mason Classic Valuation Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Fund's Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
December 19, 2002